                                                                                                    EXHIBIT 12.4
                                                                                                          Page 1

                                                  THE TOLEDO EDISON COMPANY

                                     CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                          Year Ended December 31,
                                                    -------------------------------------------------------------
                                                       1995          1996          1997          1998          1999
                                                       ----          ----          ----          ----          ----
                                                                           (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $96,762       $57,289       $49,385      $106,582      $99,945
  Interest and other charges, before
    reduction for amounts capitalized                112,344        97,329        98,423        88,263       78,496
  Provision for income taxes                          43,828        31,501        39,703        72,696       56,821
  Interest element of rentals charged
    to income (a)                                    110,977       109,935       102,795       100,245       98,445
                                                    --------      --------      --------      --------     --------
    Earnings as defined                             $363,911      $296,054      $290,306      $367,786     $333,707
                                                    ========      ========      ========      ========     ========
FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest expense                                  $112,344       $97,329       $98,423       $88,263      $78,496
  Interest element of rentals charged to
    income (a)                                       110,977       109,935       102,795       100,245       98,445
                                                    --------      --------      --------      --------     --------
  Fixed charges as defined                          $223,321      $207,264      $201,218      $188,508     $176,941
                                                    ========      ========      ========      ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES                                               1.63          1.43          1.44          1.95         1.89
                                                        ====          ====          ====          ====         ====


---------------------
(a)  Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.


                                                                                                EXHIBIT 12.4
                                                                                                      Page 2

                                                     THE TOLEDO EDISON COMPANY

                              CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                    STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                         Year Ended December 31,
                                                    -------------------------------------------------------------
                                                       1995          1996          1997          1998          1999
                                                       ----          ----          ----          ----          ----
                                                                           (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                  $96,762       $57,289       $49,385      $106,582      $99,945
  Interest and other charges, before
    reduction for amounts capitalized                 43,828        31,501        39,703        72,696       56,821
  Provision for income taxes                         112,344        97,329        98,423        88,263       78,496
  Interest element of rentals charged
    to income (a)                                    110,977       109,935       102,795       100,245       98,445
                                                    --------      --------      --------      --------     --------
    Earnings as defined                             $363,911      $296,054      $290,306      $367,786     $333,707
                                                    ========      ========      ========      ========     ========
FIXED CHARGES AS DEFINED IN REGULATION
  S-K PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest expense                                  $112,344     $ 97,329      $ 98,423      $ 88,263     $ 78,496
  Preferred stock dividend requirements               18,252       16,926        19,435        13,609       16,238
  Adjustments to preferred stock dividends
    to state on a pre-income tax basis                 8,266        9,307        15,783         8,335       10,363
  Interest element of rentals charged to
    income (a)                                       110,977      109,935       102,795       100,245       98,445
                                                    --------     --------      --------      --------     --------
    Fixed charges as defined plus preferred
      stock dividend requirements
     (pre-income tax basis)                         $249,839     $233,497      $236,436      $210,452     $203,542
                                                    ========     ========      ========      ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS
  (PRE-INCOME TAX BASIS)                                1.46         1.27          1.23          1.75         1.64
                                                        ====         ====          ====          ====         ====


------------------------
(a)  Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
